            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated June 9, 2006 relating to the statement of financial condition of CurrencyShares Canadian Dollar Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
June 9, 2006